Exhibit 99.1

The Lovesac Company Updates Outlook Ahead of Participation at the ICR Conference

STAMFORD, Conn., January 13, 2020 (GLOBE NEWSWIRE) -- The Lovesac Company (Nasdaq: LOVE) (“Lovesac” or the “Company”) today updated its outlook for fiscal 2020 ahead of its participation at the ICR conference.

●	Fiscal 2020 net sales growth is expected to be approximately 40%.

●	The Company expects an Adjusted EBITDA* loss in the $3.0 million to $4.0 million range for fiscal year 2020.

●	Fiscal 2020 GAAP Net Loss is expected to be in the $15.4 million to $16.4 million range; Fiscal 2020 Adjusted Net Loss* is expected to be in the $14.9 million to $15.9 million range

*Adjusted Net Loss and Adjusted EBITDA are non-GAAP measures and defined below under “Non-GAAP Information.”

Shawn Nelson, Chief Executive Officer, stated, “We expect to deliver full year sales growth of approximately 40%, which is within the guidance range we previously provided. This growth is being driven by our unique and differentiated product offering and the strength of our disruptive, multi-channel model. Adjusted EBITDA* is expected to be a loss of $3.0 million to $4.0 million primarily driven by increased marketing investments as we continue to innovate, test and learn on the marketing front.”

Mr. Nelson continued, “We have completed our 17 planned showroom openings for the year for a total showroom count of 90, which is a 20% increase over last year. As we look to fiscal year 2021, we expect to continue to expand our showroom footprint with 20 new showroom openings, or a 22% increase. When combined with our e-commerce platform, pop-up-shops, and Macy’s shop-in-shops, this will position us well to continue to expand our market share in fiscal 2021 and beyond, when exciting new product innovations will become an important driver of the business going forward.”

As previously announced, the Company will be participating in the ICR Conference, held at the JW Marriott Orlando Grande Lakes in Orlando, Florida. The Company is scheduled to present on Monday, January 13, 2020, at 4:00 p.m. Eastern Time. A live audio webcast of the Company’s presentation will be available online at investor.lovesac.com. Participants should log in approximately 10 minutes prior to the start of the presentation. A replay will also be available. Additionally, in advance of the Company’s presentation, an updated investor presentation has been posted to the investor relations portion of the Company’s website.

About The Lovesac Company

Based in Stamford, Connecticut, The Lovesac Company is a direct-to-consumer specialty furniture brand with approximately 90 retail showrooms supporting its ecommerce delivery model. Lovesac’s name comes from its original Durafoam filled beanbags called Sacs. The Company derives a majority of its current sales from its proprietary platform called Sactionals, a washable, changeable, reconfigurable, and FedEx-shippable solution for large upholstered seating. Founder and CEO, Shawn Nelson’s, “Designed for Life” philosophy emphasizes sustainable products that are built to last a lifetime and designed to evolve with the customer’s needs, providing long-term utility and ultimately reducing the amount of furniture discarded into landfills.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”): Adjusted Net Loss and Adjusted EBITDA. Adjusted Net Loss excludes the effect of one-time costs related to the Company’s IPO in June 2018 and fees associated with fundraising and reorganizing activities. We define Adjusted EBITDA as net loss less interest income, plus income tax expense, depreciation and amortization, management fees, deferred rent, equity-based compensation, net (gain) or loss on the disposal of property and equipment, one-time IPO-related expenses, and fees associated with fundraising and reorganizing activities. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures hereunder. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP, such as net income/loss. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

THE LOVESAC COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollars in thousands)	Preliminary estimate for the fiscal year ended February 2, 2020	Actual for the fiscal year ended February 3, 2019
Net Loss	$(16,400)	$(6,704)
Interest income	(600)	(355)
Depreciation and amortization	5,100	3,134
Taxes	50	16
EBITDA	(11,850)	(3,909)
Management fees	600	1,177
Deferred rent	1,200	531
Equity-based compensation	5,800	3,310
Net (gain) loss on the disposal of property and equipment	(166)	255
Other expenses	500	2,020
Adjusted EBITDA	$(3,916)	$3,384

(dollars in thousands)	Preliminary estimate for the fiscal year ended February 2, 2020	Actual for the fiscal year ended February 3, 2019
Net Loss	$(16,400)	$(6,704)
Other expenses	500	4,088
Adjusted Net Loss	$(15,900)	$(2,616)

Cautionary Statement Concerning Forward Looking Statements

Certain statements either contained in or incorporated by reference into this communication, other than purely historical information, including estimates, projections and statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often, but not always, made through the use of words or phrases such as “may,” “believe,” “anticipate,” “could,” “should,” “intend,” “plan,” “will,” “aim(s),” “can,” “would,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “approximately,” “potential,” “goal,” “pro forma,” “strategy,” “outlook” and similar expressions. All statements, other than statements of historical facts, included in or incorporated by reference into this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. These statements are based on management’s current expectations and/or beliefs and assumptions that management considers reasonable, which assumptions may or may not prove correct. We may not actually achieve the plans, carry out the intentions or meet the expectations disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. The preliminary financial results included in this press release represent the most current information available to management. The Company’s actual results when disclosed on the Company’s fourth quarter and fiscal year 2020 earnings conference call may differ from these preliminary results as a result of the completion of the Company’s financial closing procedures; final adjustments; completion of the audit by the Company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. Among the key factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are the risk of disruptions to current plans and operations, including the timing of openings of new showrooms that further shift expect growth to later periods, slower than expected growth during the fourth quarter and risks related to tariffs, the countermeasures and mitigation steps that we adopt in response to tariffs and other similar issues, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at investor.lovesac.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

Investor Relations Contact:

Rachel Schacter, ICR
(203) 682-8200
InvestorRelations@lovesac.com

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